Contact Information:
China Precision Steel
Dan Carlson,
DanielCarlson@comcast.net

Elite IR
Leslie J. Richardson, Partner
+852-3183 0283
Leslie.richardson@elite-ir.com

FOR IMMEDIATE RELEASE

China Precision Steel Announces Third Quarter Fiscal 2009
Results

SHANGHAI, China, May 11, 2009 – China Precision Steel, Inc. (NASDAQ: CPSL) (“China Precision Steel” or the “Company”), a niche precision steel processing Company principally engaged in producing and selling high precision, cold-rolled steel products, announced today its fiscal 2009 third quarter results for the period ended March 31, 2009.

Third Quarter Highlights

•	Revenue was $7.6 million
•	Gross loss was $2.0 million
•	Net loss of $3.5 million for fully diluted loss per share of $0.08
•	Exports represented 27.5% of total sales

“The steel industry has been severely hit by the credit crunch and global economic downturn during the past quarter.  As a result, we experienced an uncommon decrease in customers’ orders which negatively impacted our sales,” commented Dr. Wo Hing Li, China Precision Steel’s Chairman and CEO. “We remain optimistic as we have recently experienced some strengthening in the domestic market as the Chinese government’s stimulus package works its way through the economy.  In addition, we have taken strides in broadening our customer base, particularly by encouraging relationships with potential customers whose past orders we were previously unable to fulfill due to limited production capacity.”

Revenue for the third quarter of fiscal 2009 decreased to $7.6 million, down 59.4% from $18.8 million in the third quarter of fiscal 2008. The decline in revenue was mainly attributable to the decrease in sales volume across all product lines and lower average selling price, as a result of the global economic slowdown and the downturn of the steel industry. Sales volume and average selling price per ton in the third quarter decreased to 11,000 tons and $693, respectively, down 54.7% and 10.3%, respectively, as compared to the third quarter of fiscal 2008. High carbon and low carbon products accounted for 31.3% and 64.8% of sales, respectively, compared to 29.1% and 47.6%, respectively, from the prior year period.  Exports contributed to 27.5% of total revenue compared to 19.0% in the third quarter of fiscal 2008.

Gross loss in the third quarter was $2.0 million, compared to gross profit of $5.4 million in the third quarter of fiscal 2008. Gross margin was (26.0)%, down from 28.6% in the same period a year ago. The decline in gross margin was mainly due to the higher raw material cost under weighted-average cost accounting and lower selling prices during the third quarter as compared to the same period a year ago, as well as the inability to pass on all of our labor and overhead costs to customers during the global economic downturn.

Selling expenses for the third quarter of fiscal 2009 were $298,492, or 3.9% of revenue, compared to $203,477, or 1.1% of revenue, in the third fiscal quarter of 2008. The increase in selling expenses was primarily attributable to the settlement of sales commission during the three months ended March 31, 2009 for goods shipped in the previous quarter. Administrative expenses were $541,251, or 7.1% of revenue, compared to $699,220, or 3.7% of revenue. The decline in administrative expenses was mainly due to the lower SEC compliance costs and professional fees as there was no financing activity during the quarter.

Operating loss for the third quarter was $2.9 million, compared to operating income of $4.4 million in the same period a year ago.

Net loss for the third quarter of fiscal 2009 was $3.5 million, compared to net income of $3.6 million in the prior year period.  Fully diluted loss per share was $0.08 compared to fully diluted earnings per share of $0.08 in the comparable period a year ago.

Nine Months Financial Results

Revenues for the first nine months of fiscal 2009 were $50.5 million, down 14.6% from revenues of $59.2 million in the first nine months of fiscal 2008. Gross profit was $5.4 million, compared to gross profit of $17.0 million in the first nine months of fiscal 2008.  Gross margin was 10.7%, compared to 28.7% for the comparable period a year ago. Operating loss was $1.7 million, compared to operating income of $13.8 million in the first nine months of fiscal 2008. Net loss was $2.6 million, compared to net income of $13.0 million in the same period a year ago. Fully diluted loss per share was $0.06, compared to fully diluted earnings per share of $0.30 in the first nine months of fiscal 2008. Diluted weighted average shares outstanding were 46.6 million, compared to 42.6 million in the first nine months of fiscal 2008.

Financial Condition

As of March 31, 2009, China Precision Steel had $5.6 million in cash and cash equivalents, no long term debt, total liabilities of $39.3 million and working capital of $38.1 million.  Shareholders’ equity was $118.3 million, compared to $120.3 million as of June 30, 2008.  For the first nine months of fiscal 2009, cash generated from operating activities was $12.2 million.

Business Outlook

China Precision Steel is currently constructing its third cold rolling mill and expects to have completed the construction in the first quarter of fiscal 2010. The new mill is designed to process steel with a width up to 1,450 mm and will be a tandem mill with best in class gauge control and shape performance capable of producing high quality steel for exposed and unexposed products.

“While near-term visibility for the steel industry remains limited, we believe that the implementation of several economic and industry stimulus packages are helping to restore stability and reaccelerate global growth.  Moreover, China is still in the middle of a grand scale modernization and industrialization which we believe supports long-term demand for precision steel products,” Dr. Li commented.  “Precision steel remains the material of choice in many important and exacting applications and we have the right people, facilities and technology to deliver the steel solutions our customers need. Therefore, we believe we are well positioned to participate in an economic recovery when it occurs as well as to resume our growth strategy to increase our market share.”

About China Precision Steel, Inc.

China Precision Steel, Inc. is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel’s high precision, ultra-thin, high strength (7.5 mm to 0.05 mm) cold-rolled steel products are mainly used in the production of automotive components, food packaging materials, saw blades and textile needles. The Company primarily sells to manufacturers in the People’s Republic of China and is expanding into overseas markets such as Nigeria, Thailand, Indonesia and the Philippines. China Precision Steel was incorporated in 2002 and is headquartered in Sheung Wan, Hong Kong. Additional information can be found at the Company’s website http://chinaprecisionsteelinc.com.

Conference Call

China Precision Steel will host a conference call on Monday, May 11, 2009 at 9:00 a.m. Eastern Time to discuss third quarter results. To participate in the live conference call, please dial the following number fifteen minutes prior to the scheduled conference call time: 888-339-2688. International callers should dial 617-847-3007. When prompted by the operator, mention Conference Passcode 290 320 21.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Monday, May 11, 2009 at 11:00 a.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 68709760. International callers should dial 617-801-6888 and enter the same passcode.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.chinaprecisionsteelinc.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Precision Steel on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company’s planned manufacturing capacity expansion in 2009 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel is engaged; cyclicality of steel consumption including overcapacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

–  Financial Tables Follow –

China Precision Steel, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended March 31, 2009 and 2008
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2009	2008	2009	2008

Revenues
Sales revenues	$7,623,209	$18,773,504	$50,547,587	$59,189,060
Cost of goods sold	9,605,252	13,399,010	45,125,635	42,172,997

Gross profit/(loss)	(1,982,043)	5,374,494	5,421,952	17,016,063

Operating expenses
Selling expenses	298,492	203,477	1,632,322	484,926
Administrative expenses	541,251	699,220	1,581,456	2,031,816
Allowance for bad and doubtful debts	672	10,150	3,830,134	661,930
Depreciation and amortization expense	33,624	17,155	93,145	46,585

Total operating expenses	874,039	930,002	7,137,057	3,225,257

Income/(loss) from operations	(2,856,082)	4,444,492	(1,715,105)	13,790,806

Other income/(expense)
Other revenues	76,556	152,894	336,257	945,304
Interest and finance costs	(257,123)	(415,863)	(905,305)	(1,174,864)

Total other income (expense)	(180,567)	(262,969)	(569,048)	(229,560)

Net income/(loss) from operations
before income tax	(3,036,649)	4,181,523	(2,284,153)	13,561,246

Provision for (benefit from) income tax
Current	481,804	543,623	333,547	1,660,217
Deferred	-	-	-	(1,064,028)

Total income tax expense	481,804	543,623	333,547	596,189

Net income/(loss)	$(3,518,453)	$3,637,900	$(2,617,700)	$12,965,057

Basic earnings/(loss) per share	$(0.08)	$0.08	$(0.06)	$0.31

Basic weighted average shares outstanding	46,562,953	45,896,288	46,560,656	42,088,128

Diluted earnings/(loss) per share	$(0.08)	$0.08	$(0.06)	$0.30

Diluted weighted average shares outstanding	46, 562,953	46,365,778	46,560,656	42,555,912

The Components of comprehensive income/(loss):
Net income/(loss)	$(3,518,453)	$3,637,900	$(2,617,700)	$12,965,057
Foreign currency translation adjustment	(366,181)	3,481,498	384,243	5,567,813

Comprehensive income/(loss)	$(3,884,634)	$7,119,398	$(2,233,457)	$18,532,870

China Precision Steel, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	June 30,
	2009	2008
Assets

Current assets

Cash and equivalents	$5,569,806	$18,568,842
Accounts receivable
net of allowance of $1,036,609 and $1,033,479 at March 31,2009 and June 30, 2008, respectively	21,029,146	33,783,074
Bills receivables	2,288,691	4,309,703
Other	259,827	571,746
Inventories	22,606,039	17,815,087
Prepaid expenses	131,841	58,105
Advances to suppliers, net of allowance of $2,530,479 and $2,522,837 at March 31,2009 and June 30, 2008, respectively	25,477,855	33,027,365

Total current assets	77,363,205	108,133,922

Property and equipment
Property and equipment, net	39,800,096	39,199,305
Deposit for plant and machinery	8,048,466	-
Construction-in-progress	29,949,380	16,476,454
	77,797,942	55,675,759

Intangible assets, net	2,394,406	1,625,690
Goodwill	99,999	99,999
Total assets	$157,655,552	$165,535,370

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$10,023,519	$12,047,981
Advances from customers	3,581,863	6,996,996
Other taxes payables	3,529,867	3,976,239
Current income taxes payable	4,746,903	4,742,387
Short-term loans	17,430,904	17,465,799
Total current liabilities	39,313,056	45,229,402

Stockholders' equity:
Preferred stock: $0.001 per value, 8,000,000 shares
authorized, no shares outstanding at March 31, 2009 and
June 30, 2008
Common stock: $0.001 par value, 62,000,000 shares
authorized, 46,562,953 and 46,472,953 issued and
outstanding March 31,2009 and June 30, 2008	46,563	46,473
Additional paid-in capital	75,642,383	75,372,488
Accumulated other comprehensive income	9,679,901	9,295,658
Retained earnings	32,973,649	35,591,349
Total stockholders' equity	118,342,496	120,305,968

Total liabilities and stockholders' equity	$157,655,552	$165,535,370

China Precision Steel, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended March 31, 2009 and 2008
(Unaudited)

	2009	2008

Cash flows from operating activities
Net Income	$(2,617,700)	$12,965,057
Adjustments to reconcile net income to net cash provided by
operating activities
Depreciation and amortization	2,746,541	1,841,947
Allowance for bad and doubtful debts	3,830,134	661,930
Net changes in assets and liabilities:
Accounts receivable, net, bills receivables and other receivables	11,360,509	(26,067,887)
Inventories	(4,732,832)	(2,616,526)
Deposits	-	89,361
Prepayments	(73,753)	(429,556)
Advances to suppliers	7,642,844	(25,893,725)
Accounts payable and accrued expenses	(2,058,293)	5,702,234
Advances from customers	(3,433,313)	5,037,976
Other taxes payable	(458,015)	2,220,328
Current income taxes	(9,841)	2,365,673
Deferred income taxes	-	(1,064,028)

Net cash (used in) provided by operating activities	12,196,281	(25,187,216)

Cash flows from investing activities
Purchases of property, plant and equipment	(3,231,638)	-
Deposit for plant and machinery	(8,048,466)	-
Purchases of land use rights	(786,643)	-
Construction in progress	(17,441,297)	(7,512,290)

Net cash (used in) investing activities	(25,489,763)	(7,512,290)

Cash flows from financing activities
Exercise of common stock warrants	269,985	-
Sale of common stock	-	44,375,282
Advances from/(to) directors, net	-	2,572,846
Notes payable proceeds	-	16,446,667
Repayments of notes payable	(87,801)	(23,757,121)

Net cash provided by financing activities	182,184	39,637,674

Effect of exchange rate	112,263	1,852,473

Net increase/(decrease) in cash	(12,999,035)	8,790,641

Cash and cash equivalents, beginning of period	18,568,842	5,504,862

Cash and cash equivalents, end of period	$5,569,807	$14,295,503
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